Exhibit 10.3

AMENDMENT NO. 1 TO ESCROW AGREEMENT

This Amendment No. 1 to Escrow Agreement (this “Amendment”), dated June 30, 2008, is being entered into by each of the escrow subscribers identified on the signature pages hereto (each an “Amending Subscriber”), Thornburg Mortgage, Inc. (the “Company”) and Wilmington Trust Company, as escrow agent (“Escrow Agent”), pursuant to the escrow agreement, dated as of March 31, 2008 (the “Escrow Agreement”), by and among the Company, the Escrow Agent and each of the investors designated on the signature pages thereto as a “Subscriber”. Unless otherwise defined herein, capitalized terms shall have the meaning given to them in the Escrow Agreement.

WHEREAS, the terms of the Purchase Agreement dated March 31, 2008 (the “Purchase Agreement”), among the Company and the subscribers designated on the signature pages thereto, as modified by the consent of the Majority Participants dated April 4, 2008, provide that the Company shall use its best efforts to commence and complete by June 30, 2008, self-tenders for at least 90% of the aggregate liquidation preference of its outstanding preferred stock and at least 66 2/3% of the aggregate liquidation preference of each series of its outstanding preferred stock (the “Tender Offer”), at a price of $5 in cash per $25 of liquidation preference plus, if the Shareholder Approval is obtained, shares of Common Stock representing in the aggregate 5% of the Common Stock outstanding on a fully diluted basis after giving effect to such issuance and all anti-dilution adjustments under all existing instruments and agreements;

WHEREAS, pursuant to Section 6.2 of the Purchase Agreement, the completion of the Tender Offer is a condition to the Second Closing (as defined in the Purchase Agreement);

WHEREAS, pursuant to Section 1.2(a) of the Purchase Agreement, the Second Closing must occur by June 30, 2008;

WHEREAS, the Subscribers have placed funds into escrow (the “Escrow Amounts”) to fund the cash portion of the Tender Offer pursuant to the Escrow Agreement;

WHEREAS, Section 1.2(c) of the Purchase Agreement provides that the Escrow Amount is to be returned to the Escrow Subscribers in the event the Second Closing does not occur by June 30, 2008, and the Company does not anticipate having sufficient liquidity to fund the cash portion of the Tender Offer consideration without the use of the Escrow Amounts;

WHEREAS, the Company will not be able to complete the Tender Offer prior to June 30, 2008, and as a result the Second Closing will not occur by that date;

WHEREAS, on the date hereof, the Company is also entering into that certain Amendment No. 1 to Purchase Agreement and Consent of Majority Participants in order to, among other things, extend the deadline for the Second Closing under the Purchase Agreement; and

WHEREAS, the Company is hereby requesting the following amendments to the Escrow Agreement, to extend the date by which the Company must complete the Tender Offer from June 30, 2008 to September 30, 2008 and to retain the Escrow Amounts under the Escrow Agreement until such date;

NOW THEREFORE, in consideration of the foregoing and the covenants set forth herein and in the Escrow Agreement and other good and valuable consideration, the Company and the Amending Subscribers do hereby agree as follows.

SECTION 1. AMENDMENTS

Section 1.1 Amendment of Section III(a)(i)(B). Section III(a)(i)(B) of the Escrow Agreement is hereby amended by deleting the reference to “June 30, 2008” therein and replacing such reference with “September 30, 2008”.

Section 1.2 Amendment of Section III(a). Section III(a) of the Escrow Agreement is hereby amended by deleting the reference to “June 30, 2008” in the proviso to such Section and replacing such reference with “September 30, 2008”.

SECTION 2. MISCELLANEOUS

Section 2.1. Effect of Amendment. It is understood and agreed that, except as expressly amended hereby, this Amendment will not: (i) limit, impair, constitute a waiver of or otherwise affect any right, power or remedy of any party under the Escrow Agreement or the transactions and covenants contemplated thereunder; or (ii) constitute a waiver of any provision in the Escrow Agreement or any transactions and covenants contemplated thereunder. The Escrow Agreement, as modified and amended by the Amendment, is hereby ratified and confirmed in all respects and all the terms conditions and provisions thereof shall remain in full force and effect in accordance with its terms.

Section 2.2. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of (i) the Company and its successors and assigns and (ii) the Amending Subscribers and their respective successors and assigns.

Section 2.3. Governing Law. This Amendment shall be governed by and construed in accordance with Delaware law, including all matters of construction, validity and performance.

Section 2.4. Counterparts. This Amendment may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

Section 2.5. Severability. If any provision of this Amendment shall be or shall be held or deemed by a final order by a competent authority to be invalid, inoperative or unenforceable, such circumstance shall not have the effect of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable, but this Amendment shall be construed as if such invalid, inoperative or unenforceable provision had never been contained herein so as to give full force and effect to the remaining such terms and provisions.

[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment is agreed and accepted as of the day and year first above written.

Thornburg Mortgage, Inc.

By:
Name:
Title:

Wilmington Trust Company

By:
Name:
Title:

ESCROW SUBSCRIBER:

Company Name:

By:
Name:
Title:

Escrow Amount $